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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                ______________


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                ______________



Date of Report (Date of earliest event reported):  June 13, 2001
                                                   -------------


                          Sight Resource Corporation
                          --------------------------
            (Exact name of registrant as specified in its charter)


   Delaware                        0-21068                      04-3181524
 ------------                   --------------                ---------------
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)



              100 Jeffrey Avenue, Holliston, Massachusetts  01746
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (508) 429-6916
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                          Sight Resource Corporation

                                     Index


         Item                                                         Page No.
         ----                                                         --------

         Item 5.  Other Events and Regulation FD Disclosure               3

         Item 7.  Financial Statement and Exhibits                        4

         Signatures                                                       5

         Exhibit Index                                                    6

                                       2
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Item 5.  Other Events and Regulation FD Disclosure

     On July 13, 2001, the Registrant issued a press release announcing that its stockholders had approved three proposals at its annual meeting of stockholders. The following proposals were approved:

     o the increase of the maximum number of shares of common stock from 400,000 shares to 2,250,000 shares for which stock options may be granted to any participant in any consecutive three-year period under the Registrant's 1992 Employee, Director and Consultant Stock Option Plan, as amended (the "Option Plan");

     o the election of E. Dean Butler, Christian Callsen and Russell Taskey to the Registrant's Board of Directors; and

     o ratification of the appointment of KPMG LLP as independent public accountants for the Registrant.

     Proposal 1 to increase the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares under the Registrant's Charter did not receive sufficient votes for approval and the Board of Directors has determined that Proposal 2 to increase the maximum number of shares of common stock from 1,850,000 shares to 6,500,000 shares for which stock options may be granted under the Option Plan be kept open. Accordingly, the stockholders meeting was adjourned to Friday, July 20, 2001 to solicit additional proxies for each of Proposal 1 and Proposal 2. The meeting will reconvene at 10:00 a.m. EST, on Friday, July 20, 2001 at the offices of the Company's legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at One Financial Center, Boston, MA 02111.

     Of the votes cast as of the annual meeting date, over 92% of the votes overwhelmingly supported Proposal 1 and over 88% of the votes overwhelmingly supported Proposal 2, but a substantial number of stockholders have not yet voted. The short time frame between the mailing of the Registrant's proxy statement and the meeting date coupled with the fact that a significant number of shares are held in street name by a disparate group of stockholders, dictated the need to adjourn the meeting. In order for the Registrant to complete a proposed merger with eyeshop.com inc., common stock financings to raise an aggregate of $2.3 million and to comply with certain covenants required by its senior lender, such proposals must be approved. The Registrant has requested that all of its stockholders vote on such proposals.

     For reasons set forth in the proxy statement previously mailed to all stockholders, the Registrant's Board of Directors unanimously has approved and recommends a vote "for" each of Proposal 1 and Proposal 2.

     In addition, stockholders who may have previously mailed proxies may change their vote regarding Proposal 1 or Proposal 2 by delivering to the Registrant a signed proxy bearing a later date. Further, any stockholder who has executed a proxy but is present at the continuation of the annual meeting on July 20, 2001 and who wishes to vote in person on Proposal 1 or Proposal 2 may do so by revoking his or her proxy in writing at the continuation of the annual meeting.

                                       3
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Item 7.  Financial Statements and Exhibits

(a)      Financial statements of businesses acquired.  Not applicable.

(b)      Pro forma financial information.  Not applicable.

(c)      Exhibits.


   Exhibit No.             Description
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   99.1                    Press Release dated July 13, 2001.

                                       4
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SIGHT RESOURCE CORPORATION


Date: July 17, 2001                   By: /s/ Carene S. Kunkler
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                                          Carene S. Kunkler
                                          President and Chief Executive Officer

                                       5
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                                 EXHIBIT INDEX


        Exhibit
        Number                              Description
        -------                             -----------

         99.1                    Press Release dated July 13, 2001.

                                       6